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                                                             Exhibit 23.2(a)

[DELOITTE & TOUCHE LOGO]                          [DELOITTE & TOUCHE LETTERHEAD]



INDEPENDENT AUDITORS' CONSENT


We consent to the use in this Amendment No. 1 to Registration Statement No. 333-72327 of AEI Resources, Inc. and AEI Holding Company, Inc., of our report dated February 5, 1998 relating to the consolidated financial statements of Zeigler Coal Holding Company, appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to us under the headings "Selected Historical Consolidated Financial Data" and in such Prospectus.


/s/ Deloitte & Touche LLP

April 26, 1999